EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Pioneer Drilling Company:

We consent to the incorporation by reference in the registration statements on Form S-8 of Pioneer Drilling

Company (Reg. Nos. 333-48286 and 333-110569) and the registration statement on Form S-3 (Reg. No. 333-113036) of our reports dated May 27, 2005, with respect to the consolidated balance sheets of Pioneer Drilling Company and subsidiaries as of March 31, 2005 and 2004, and the related consolidated statements of operations, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended March 31, 2005 and all related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2005 and the effectiveness of internal control over financial reporting as of March 31, 2005, which reports appear in the Annual Report on Form 10-K of Pioneer Drilling Company for the fiscal year ended March 31, 2005.

San Antonio, Texas

May 31, 2005